Exhibit (e)(3)

Amendment #1 to the Distribution Agreement

This Amendment #1 to the Distribution Agreement is entered into on September 21, 2023 (the “Amendment”) by and among each of Elevation Series Trust, a Delaware statutory trust (the “Trust”), on behalf of each of its series listed on Exhibit A hereto (each, a “Fund” and collectively, the “Funds”), and Paralel Distributors LLC, a Delaware limited liability company (the “Distributor”).

WHEREAS, the Distributor and the Trust a previously entered into the Distribution Agreement, dated as of September 27, 2022 (as amended, restated, modified or supplemented from time to time, the “Agreement”) pursuant to which it provides underwriting and other services to the Funds; and

WHEREAS, the Distributor and the Trust wish to amend the amend Exhibit A to the Agreement to reflect the addition of the Sovereign's Capital Flourish Fund (each a “New Fund”).

NOW THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows:

1.	Exhibit A of the Agreement is superseded and replaced with the Exhibit A attached hereto, with the effective date of each New Fund as set forth within.

2.	Section 9 of the Agreement is hereby amended to update the notice addresses of each party to read as follows:

(i) To Paralel:	(ii) If to the Trust:
Paralel Distributors LLC 1700 Broadway Suite 1850 Denver, Colorado 80290 Attn: General Counsel Email: [redacted]	Elevation Series Trust 1700 Broadway Suite 1850 Denver, Colorado 80290 Attn: General Counsel Email: [redacted]

3.	The Agreement, as modified herein, shall continue in full force and effect, and nothing herein contained shall be construed as a waiver or modification of existing rights under the Agreement, except as such rights are expressly modified hereby.

[Signature Page Follows]

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Exhibit (e)(3)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ELEVATION SERIES TRUST
A Delaware statutory trust

By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President

PARALEL DISTRIBUTORS LLC
A Delaware limited liability company

By:	/s/ Jeremy May
Name:	Jeremy May
Title:	Chief Executive Officer

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Exhibit (e)(3)

EXHIBIT A

Funds

Fund Name	Effective Date
SRH U.S. Quality ETF	September 27, 2022
Sovereign's Capital Flourish Fund	October 3, 2023

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